EXHIBIT 2.1



                            SHARE EXCHANGE AGREEMENT


THIS SHARE EXCHANGE AGREEMENT ("Agreement") is entered into on January 30, 2005, by and between BAUER INVEST INC., a British Virgin Islands corporation ("Bauer"), and COMP HOTEL INTERNATIONAL LIMITED and WAYWOOD INVESTMENT LIMITED, (collectively the "Selling Stockholder"), shareholders of NORTON INDUSTRIES CORP., a Delaware corporation ("Norton").

                                  RECITALS

WHEREAS, Bauer, through its majority-owned subsidiary Beijing Dahua Real Estate Development Limited, a Chinese corporation ("Dahua Real Estate"), engages in the business of developing and marketing residential real properties in Beijing, China; and

WHEREAS, Norton is a development stage company that has no specific business plan or purpose or has indicated its business plan is to engage in a merger or acquisition with an unidentified entity or person; and

WHEREAS, Norton has filed with the U.S. Securities and Exchange Commission a registration statement on Form 10-SB that became effective in June 2002 pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12 (g) thereunder. Norton is currently an SEC reporting company; and

WHEREAS, Norton has an authorized capitalization consisting of 80,000,000 shares of common stock, $.0001 par value ("Norton Common Stock"), of which 5,000,000 shares ("Outstanding Norton Shares") are issued, outstanding and held by the Selling Stockholder, and 20,000,000 shares of preferred stock, $.0001 par value, none of which has been issued.

WHEREAS, the Selling Stockholder wishes to sell, and Bauer wishes to acquire, all of the Norton Shares on the Closing Date (as defined below), in exchange for US$100,000 in cash and the issuance of certain number of shares of Norton Common Stock, which constitutes 5% of Norton's capital shares, subject to and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

1.   ACQUISITION AND EXCHANGE OF SHARES.

     1.1 Subject to the terms and upon the conditions set forth herein, the Selling Stockholder agrees to sell, assign, transfer and deliver to Bauer, and Bauer agrees to purchase from Selling Stockholder, at the Closing, the outstanding Norton Shares owned by the Selling Stockholder in exchange for US$100,000 in cash and certain number of shares of post-merger Norton Common Stock ("New Shares"), which shall represent five percent (5%) of all shares of common stock issued and outstanding after the acquisition contemplated hereby ("Post-Acquisition Shares").

     1.2  INSTRUMENTS OF TRANSFER

          a. OUTSTANDING NORTON SHARES. The Selling Stockholder hereby endorses, assigns and transfers to Bauer all of his right and interest in and to the Outstanding Norton Shares. Immediately following the share exchange, the Outstanding Norton Shares acquired by Bauer pursuant to this Agreement will be retired and cancelled by Bauer.

          b. PAYMENT OF US$100,000. Bauer shall deliver US $100,000 or an equivalent amount in Reminbi (RMB) in full upon execution of this Agreement to the bank account in the People's Republic of Chinas as designated by the Selling Shareholder.

          c. NEW SHARES. Bauer shall issue or cause to be issued and delivered to the Selling Stockholder, or to those persons designated by Selling Stockholder, on the Closing Date an original certificate evidencing the New Shares, in form and substance satisfactory to the Selling Stockholder, in order to effectively vest in the Selling Stockholder all right, title and interest in and to the Post-Acquisition Shares. From time to time after the Closing Date, and without further consideration, Bauer will execute and deliver such other instruments and take such other actions as the Selling Stockholder may reasonably request in order to more effectively issue to him Post-Acquisition Shares.

          d. LOCKUP OF NEW SHARES. The New Shares shall have a lockup of six (6) months during which the Selling Stockholder may not sell in the public market.

          e. NO DILUTION. As provided in Section 1.1 hereof, the New Shares shall constitute five percent (5%) of the Post Acquisition Shares. Bauer hereby warrants and covenants that the New Shares shall not be diluted through stock dividends, splits or reverse splits, recapitalization, or issuance of additional shares.

     1.3 REORGANIZATION. Immediately after the Closing Date, as a result of the transactions contemplated by this Agreement, (i) Bauer shall become a wholly-owned subsidiary of Norton; (ii) the name of Norton shall be changed to Dahua Inc., and (iii) all members of the Board of Directors and executive officers of Norton shall resign, and new Board members and executive officers will be appointed by Bauer.

      1.4 CLOSING. The closing ("Closing") of the transactions contemplated by Section 1.1 of this Agreement shall take place at the offices of Norton Industries Corp., located at 80 Wall Street, Suite 818, New York, NY 10005, U.S.A., at 4:00 p.m., local time, on January 30, 2005, or at such other time and place as may be mutually agreed to by the Selling Stockholder and Bauer ("Closing Date").

      1.5 SEC REPORTING OBLIGATION. Upon execution of this Agreement, Bauer shall assume all SEC reporting obligations.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder hereby represents, warrants and covenants to and with Bauer as follows:

      2.1 POWER AND AUTHORITY. The Selling Stockholder has all requisite individual power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All individual action on the part of the Selling Stockholder necessary for the authorization, execution, delivery and performance of the Documents by the Selling Stockholder has been taken and no further authorization on the part of the Selling Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Selling Stockholder, the Documents shall constitute the valid and legally binding obligation of the Selling Stockholder enforceable in accordance with their respective terms.

      2.2 OWNERSHIP OF AND TITLE TO SECURITIES. The Selling Stockholder represents that he is the sole owner of all of the issued and outstanding shares of common stock of Norton and that there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any securities of Norton held by the Selling Stockholder or any other persons. The Selling Stockholder represents that the Selling Stockholder has and will transfer to Bauer good and marketable title to the Outstanding Norton Shares, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or other encumbrances.

      2.3 CAPITALIZATION OF NORTON. Prior to any action to be taken in contemplation of this Agreement, the authorized capital stock of Norton consisted of 80,000,000 shares of common stock, par value $.0001 per share, of which 5,000,000 were issued and outstanding. All shares of common stock of Norton currently issued and outstanding have been duly authorized, validly issued and are fully paid and non-assessable. There are no preemptive rights, or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls, agreements or commitments of any character obligating Norton to issue any shares of its capital stock or any security representing the right to acquire, purchase or otherwise receive any such stock.

      2.4 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. The Selling Stockholder represents that, to his best knowledge, no order of any court or administrative agency is in effect which restrains or prohibits the Selling Stockholder from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of the Selling Stockholder's consummation of the transactions contemplated hereby.

      2.5   APPROVALS AND CONSENTS.   The Selling Stockholder represents that,
to his best knowledge, there are no permits, consents, mandates or approvals of public authorities, either foreign, federal, state or local, or of any third party necessary for the Selling Stockholder's consummation of the transactions contemplated hereby.

      2.6 INVESTMENT AND RELATED REPRESENTATIONS. The Selling Stockholder is aware that neither the New Shares nor the offer or sale thereof to the Selling Stockholder has been registered under the U.S. Securities Act of 1933, as amended ("Securities Act"), or under any foreign or state securities law. The Selling Stockholder acknowledges that the New Shares are being issued through share exchange (the "Exchanged New Shares") will be characterized as "restricted" securities under U.S. federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Selling Stockholder understands that the certificate for Exchanged New Shares issued to the Selling Stockholder or to any subsequent transferee shall bear a restrictive legend in substantially the following form:

      The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold or otherwise transferred except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.

     2.7 FINANCIAL STATEMENTS AND SEC REPORTS. Norton is presently subject to the reporting requirements of Section 15(d) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and has filed with the U.S. Securities and Exchange Commission (the "SEC"), all reports, including financial statements, required to be filed pursuant to such Act and is "current" in its reporting obligations. Norton's successor will continue to file with the SEC all requisite documents and reports necessary for it to maintain its current status as a reporting company under the Exchange Act.

     2.8 TAX RETURNS AND PAYMENTS. Norton has filed with the appropriate governmental authority, all tax returns, whether based upon income, sales or franchise, as required by law to be filed on or before the date of this Agreement, and Norton has paid all taxes to be due on said returns, any assessments made against Norton and all other taxes, fees and similar charges imposed on Norton by any governmental authority. No tax liens have been filed and no claims are being assessed and no returns are under audit with respect to any such taxes, fees or other similar charges.

     2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the financial statements of Norton have been filed with the SEC, and except as disclosed otherwise herein, Norton has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) incurred or suffered to be incurred any liability or obligation other than in the ordinary and usual course of business, (iii) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (iv) declared, set aside or made any dividend, payment or other distribution to any shareholder or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (v) reclassified its shares of capital stock, or (vi) entered into any agreement or transaction except in the ordinary and usual course of business or in connection with the execution and performance of this Agreement.

      2.10 COMPLIANCE WITH LAW AND GOVERNMENT REGULATIONS. Norton is in compliance with and is not in violation of applicable federal, state, or local laws and regulations affecting its properties or the operation of its business. Norton is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

      2.11 LITIGATION. There is no litigation, arbitration, proceeding or investigation pending or threatened to which Norton is a party or which may result in any material adverse change in the business or condition, financial or otherwise, of Norton or in any of its properties or assets, or which might result in any liability on the part of Norton, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement and, to the best knowledge of Norton, there is no basis for any such litigation, arbitration, proceeding or investigation.

3. REPRESENTATIONS AND WARRANTIES OF BAUER/DAHUA REAL ESTATE. Bauer/Dahua Real Estate hereby represents, warrants and covenants to and with Selling Stockholder as follows:

      3.1 ORGANIZATION, GOOD STANDING AND CORPORATE POWER OF BAUER. Bauer is a corporation duly organized, validly existing and presently in good standing under the laws of the British Virgin Islands, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which (i) Bauer owns any of the outstanding stock or other interest, or (ii) Bauer may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned.

      3.2 ORGANIZATION, GOOD STANDING AND CORPORATE POWER OF DAHUA REAL ESTATE. Dahua Real Estate is a company duly organized, validly existing and presently in good standing under the laws of the People's Republic of China, is duly qualified to do business and is in good standing as a foreign liability company in each jurisdiction in which such qualification is necessary, and has the power and authority to own its properties and assets and to transact the business in which it is engaged. Dahua Real Estate is a majority-owned subsidiary of Bauer, and will continue to be a majority-owned subsidiary of Bauer following the transactions contemplated by this Agreement.

      3.3 SHARES OF EXCHANGED NEW SHARES. The common stock shares of Norton to be issued to the Selling Stockholder pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

      3.4 FINANCIAL STATEMENTS OF BAUER. The audited financial statements of Bauer and its subsidiary Dahua Real Estate for the period from the date of its inception to September 30, 2004 have been delivered to the Selling Stockholder. The financial statements are true and complete in all material respects and fairly present the financial condition of Bauer and its subsidiary as of the date of such report. Bauer has good and marketable title to all of its assets and property to be exchanged with Selling Shareholder hereunder, free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements. Other than according to the ordinary and usual course of Bauer's business, consistent with such practice, (a) Bauer has engaged only in its routine daily business since the date of its financial statements, and (b) there has not been any material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of Bauer and its subsidiary taken as a whole, from that reflected in the financial statements referred to in this Section 3.4.

       3.5 TAX RETURNS AND PAYMENTS. All tax returns for Bauer and its subsidiary (national, local or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

       3.6 REQUIRED AUTHORIZATIONS. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by Bauer and Dahua Real Estate or the consummation by them of the transactions contemplated hereby.

       3.7 COMPLIANCE WITH LAW AND GOVERNMENT REGULATIONS. Bauer and Dahua Real Estate are in compliance with all applicable national, local or foreign statutes, laws and regulations affecting their properties or operation of their businesses. Bauer and Dahua Real Estate are not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

       3.8 LITIGATION. There is no material litigation, arbitration, proceeding or investigation pending or threatened to which Bauer is a party or which may result in any material change in the business or condition, financial or otherwise, of Bauer or in any of its properties or assets, or which if determined against Bauer, would have a material adverse effect against Bauer, or which might result in any liability on the part of Bauer, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Bauer, there is no basis for any such litigation, arbitration, proceeding or investigation.

      3.9 GOVERNMENTAL CONSENT. No notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by Bauer or Dahua Real Estate from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement by Bauer or Dahua Real Estate or the carrying out and consummation of any transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect or prevent, materially delay or materially impair the ability of Bauer or Dahua Real Estate to consummate the transactions contemplated by this Agreement.

      3.10 Full Disclosure. None of the representations and warranties made by Bauer and/or Dahua Real Estate herein, or in any attachment, exhibit, certificate or memorandum furnished or to be furnished by Bauer and Dahua Real Estate, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

4.    ADDITIONAL AGREEMENTS

      4.1 PIGGYBACK REGISTRATION RIGHTS. Bauer/Dahua Real Estate shall notify Selling Stockholder in writing as soon as Bauer/Dahua Real Estate determines to file any registration statement under the Securities Act of 1933, as amended for purposes of effecting a public offering of securities of Bauer and/or Dahua Real Estate and will afford Selling Stockholder an opportunity to include in such registration statement all the Exchanged New Shares held by Selling Stockholder. Selling Stockholder shall notify Bauer/Dahua Real Estate the number of Exchanged New Shares Selling Stockholder wishes to include in such registration statement.

      4.2 EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

      4.3    BROKERS AND FINDERS.   Each of the parties hereto represents, as
to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except as may be otherwise set forth herein or by separate document.

      4.4    INDEMNIFICATION.

      a. From and after the Closing of this Agreement, Bauer and Dahua Real Estate agree to indemnify, defend and hold harmless the Selling Stockholder against all loss, damage or expense, (including reasonable legal and accounting fees), caused by or arising out of (i) any breach or default in the performance by Bauer and/or Dahua Real Estate of any covenant or agreement of Bauer and/or Dahua Real Estate contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representations made by Bauer and/or Dahua Real Estate herein or in any certificate or other instrument delivered by or on behalf of Bauer or Dahua Real Estate pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses, (including reasonable legal and accounting fees) incident to the foregoing.

      b. From and after the Closing of this Agreement, the Selling Stockholder agrees to indemnify, defend and hold harmless Bauer and Dahua Real Estate against all loss, damage or expense, (including reasonable legal and accounting fees), caused by or arising out of (i) any breach or default in the performance by the Selling Stockholder of any covenant or agreement of the Selling Stockholder contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representations made by the Selling Stockholder herein or in any certificate or other instrument delivered by or on behalf of the Selling Stockholder pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses, (including reasonable legal and accounting fees) incident to the foregoing.

      4.5 CONFIDENTIALITY. All parties hereto agree to keep confidential this Agreement and all information and documents relating to this Agreement until such time as the Agreement and the transactions contemplated hereunder are made public by means of an appropriate press release or by any other means reasonably assured to make such information publicly available.

5.   MISCELLANEOUS

     5.1 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     5.2 NOTICES. Any notice to any party hereto pursuant to this Agreement shall be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

      If to Bauer/Dahua Real Estate

      Bauer Invest Inc.
      Tianchuangshiyuan Mansion
      19th Floor, Block C
      Chaoyang District, Beijing, China
      Attn:  President

      If to Selling Stockholder

      Suite 2307 IBIC
      3 Garden Road
      Central, Hong Kong
      Attn: President

Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 5.2. All such notices shall be effective when sent, addressed as aforesaid.

     5.3 NO PERSONAL LIABILITY. This Agreement shall not create or be deemed to create any personal liability or obligation on Selling Stockholder or on the part of any direct or indirect shareholder of Norton, Bauer or Dahua Real Estate, or any of their respective officers, directors, employees, agents or representative.

     5.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

     5.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

     5.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

     5.7 GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of New York applicable to contracts made and to be performed in New York. In the event of any dispute under this Agreement, the parties agree that the jurisdiction for the resolution of any such dispute will be any appropriate court located in New York City, New York.

     5.8 AMENDMENT. This Agreement may be amended with the approval of the Selling Stockholder, the boards of directors of Bauer and Dahua Real Estate at any time before the Closing, if required. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.


     IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.


BAUER INVEST INC.,

a British Virgin Islands corporation


By: /s/ Du Yonglin
-----------------------------
 Du Yonglin, President & CEO


SELLING STOCKHOLDER



By: /s/ Jacinta Sit                             By: /s/ Jianjun Zhang
-----------------------------                   --------------------------
Jacinta Sit                                     Jianjun Zhang
Comp International Hotel Limited			Waywood Investment Limited.